BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2020; DECLARES FIRST QUARTER DIVIDEND
New Canaan, CT – January 27, 2021 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $0.3 million, or $0.04 per share, for the fourth quarter of 2020, versus $3.5 million, or $0.44 per share, for the same period in 2019.
The Company's Board of Directors declared a $0.14 per share cash dividend, payable February 25, 2021 to shareholders of record on February 15, 2021.
We recommend reading this earnings release in conjunction with the Fourth Quarter 2020 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our January 27, 2021 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"The Company made excellent progress this year despite the adversities presented by the Pandemic. Core deposits increased by 43% year over year and, importantly, non-interest bearing deposits grew by over 41%. COVID-19 deferrals have declined to account for less than 2% of the loan portfolio. After a thorough review of each COVID-impacted loan, the Company has taken swift action to reclassify $25.6 million as non-performing. These loans are collateralized and carry adequate reserves. The Company’s outlook for the coming year is increasingly optimistic. Our recently disclosed efficiency initiatives will bolster profitability in 2021 and beyond, and loan originations for the first quarter are tracking to be one our strongest efforts ever."
Fourth Quarter 2020 Highlights:
•Recognized a $3.9 million one-time charge for office consolidation, contract termination and employee severance costs in the fourth quarter of 2020.
•The allowance for loan losses was $21.0 million and represents 1.29% of total loans (1.32% excluding Paycheck Protection Program (“PPP”) loans) as of December 31, 2020, compared to an allowance for loan losses of $13.5 million, representing 0.84% of total loans as of December 31, 2019. The increase in the allowance for loan losses was primarily due to incremental loan loss reserves for increased credit risk relating to economic disruption and uncertainty caused by the COVID-19 pandemic.
•PPP loans totaled $34.8 million at December 31, 2020.
•Less than 2% of the loan portfolio remains on COVID-19 deferral.
•Total deposits were $1.8 billion at December 31, 2020 compared to $1.5 billion at December 31, 2019, reflecting successful commercial core deposit gathering efforts, as well as a temporary increase in deposits to expand on-balance sheet liquidity during the COVID-19 pandemic.
•Noninterest bearing deposits increased 41% to a new high of $270.2 million at December 31, 2020, when compared to December 31, 2019.
•The Bank's loan-to-deposit ratio was 87.9% at December 31, 2020, reflecting the above-mentioned increase in deposits.
•Total gross loans were $1.6 billion at December 31, 2020.
•Investment securities totaled $106.9 million and represent 5% of total assets.
•The tangible common equity ratio, as of December 31, 2020, decreased to 7.73% when compared to December 31, 2019. The decrease was primarily driven by mark-to-market activity on long dated interest rate swaps, as well as increased liquidity and corresponding balance sheet growth.
•Tangible book value per share as of December 31, 2020 was $22.43.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended December 31, 2020 were $14.9 million, versus $13.9 million for the quarter ended December 31, 2019. Revenues for the year ended December 31, 2020 were $57.7 million, versus $59.0 million for the year ended December 31, 2019. For the year ended December 31, 2020, the decrease in revenues was attributable to the absence of SBA loan sales, when compared to the same period in 2019. The decrease in revenues was also driven by lower loan yields as loans are re-priced in the current low interest rate environment. The decrease in revenues was partially offset by a decline in interest expense, driven by lower interest rates on deposits when compared to the same period in 2019. The change in revenues for the quarter ended December 31, 2020 was driven by the same factors except that the decline in interest expense outweighed the absence of SBA loan sales and lower yields on loans.
Net income for the quarter ended December 31, 2020 was $0.3 million, versus $3.5 million for the quarter ended December 31, 2019. Net income for the year ended December 31, 2020 was $5.9 million, versus $18.2 million for the year ended December 31, 2019. The decrease in net income for the quarter and year ended December 31, 2020, when compared to the same periods in 2019, were impacted by a $3.9 million one-time charge for office consolidation, contract termination and employee severance costs in the fourth quarter of 2020. The decrease in net income for the year ended December 31, 2020, when compared to the same period in 2019, was also due to an increase in the provision for loan losses due to the COVID-19 pandemic. The provision for loan losses totaled $7.6 million for the year ended December 31, 2020, consisting of COVID-19 related reserves of $9.0 million, partially offset due to changes in portfolio mix and growth.
Basic and diluted earnings per share were each $0.04 for the quarter ended December 31, 2020 compared to basic and diluted earnings per share of $0.44 each for the quarter ended December 31, 2019. Basic and diluted earnings per share were each $0.75 for the year ended December 31, 2020 compared to basic and diluted earnings per share of $2.32 and $2.31, respectively, for the year ended December 31, 2019.
The net interest margin (fully taxable equivalent basis) for the quarters ended December 31, 2020 and December 31, 2019 was 2.66% and 2.92%, respectively. The net interest margin for the year ended December 31, 2020 and December 31, 2019 was 2.77% and 3.03%, respectively. The decrease in net interest margin for the quarter and year ended December 31, 2020, when compared to the same periods in 2019, was primarily due to excess liquidity resulting from successful commercial core deposit gathering efforts as well as a temporary increase in other deposits to expand on-balance sheet liquidity during the COVID-19 pandemic.
Financial Condition
Assets totaled $2.3 billion at December 31, 2020, compared to assets of $1.9 billion at December 31, 2019. The increase in assets is primarily due to an increase in cash and cash equivalents in part to maintain a higher level of liquidity during the COVID-19 pandemic. Gross loans totaled $1.6 billion at December 31, 2020, an increase of $21.1 million compared to December 31, 2019. Excluding PPP loans, gross loans decreased by $13.7 million at December 31, 2020 when compared to December 31, 2019. Deposits totaled $1.8 billion at December 31, 2020, compared to deposits of $1.5 billion at December 31, 2019. The increase in deposits was a result of successful commercial core deposit gathering efforts and a temporary increase in deposits during the COVID-19 pandemic, as described above.
Capital
Shareholders’ equity totaled $176.6 million as of December 31, 2020, a decrease of $5.8 million compared to December 31, 2019, primarily a result of an $8.1 million unfavorable impact to accumulated other comprehensive loss driven by fair value marks related to hedge positions involving interest rate swaps, as well as dividends paid of $4.4 million and common stock repurchases of $1.0 million. The decrease was partially offset by net income for the year ended December 31, 2020 of $5.9 million. The marks on the interest rate swaps are driven by lower long term market interest rates in 2020 when compared to 2019. The Company's interest rate swaps are used to hedge interest rate risk.

The Company's current interest rate swap positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share are useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
ASSETS
Cash and due from banks	$405,340	$333,103	$201,380	$203,569	$78,051
Federal funds sold	4,258	6,380	5,886	6,427	—
Cash and cash equivalents	409,598	339,483	207,266	209,996	78,051

Investment securities
Marketable equity securities, at fair value	2,207	2,203	2,195	2,289	2,118
Available for sale investment securities, at fair value	88,605	90,563	82,220	82,342	82,439
Held to maturity investment securities, at amortized cost	16,078	16,138	16,196	16,252	16,308
Total investment securities	106,890	108,904	100,611	100,883	100,865
Loans receivable (net of allowance for loan losses of $21,009, $20,372, $19,662, $16,686, and $13,509 at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively)	1,601,672	1,600,776	1,590,995	1,602,146	1,588,840
Other real estate owned	—	—	180	—	—
Accrued interest receivable	6,579	7,294	6,774	5,867	5,959
Federal Home Loan Bank stock, at cost	7,860	7,860	7,835	6,507	7,475
Premises and equipment, net	21,762	26,616	27,177	27,835	28,522
Bank-owned life insurance	42,651	42,409	42,167	41,926	41,683
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	76	160	178	196	214
Deferred income taxes, net	11,300	11,149	11,352	10,009	5,788
Other assets	42,770	45,782	46,511	45,671	22,196
Total assets	$2,253,747	$2,193,022	$2,043,635	$2,053,625	$1,882,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$270,235	$234,848	$214,789	$168,448	$191,518
Interest bearing deposits	1,557,081	1,532,680	1,405,175	1,512,684	1,300,385
Total deposits	1,827,316	1,767,528	1,619,964	1,681,132	1,491,903

Advances from the Federal Home Loan Bank	175,000	175,000	175,000	125,000	150,000
Subordinated debentures	25,258	25,245	25,233	25,220	25,207
Accrued expenses and other liabilities	49,571	50,982	53,078	52,059	32,675
Total liabilities	2,077,145	2,018,755	1,873,275	1,883,411	1,699,785

Shareholders’ equity
Common stock, no par value	121,338	120,854	120,381	119,953	120,589
Retained earnings	70,839	71,603	69,712	69,595	69,324
Accumulated other comprehensive loss	(15,575)	(18,190)	(19,733)	(19,334)	(7,516)
Total shareholders’ equity	176,602	174,267	170,360	170,214	182,397

Total liabilities and shareholders’ equity	$2,253,747	$2,193,022	$2,043,635	$2,053,625	$1,882,182

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Interest and dividend income
Interest and fees on loans	$18,194	$18,027	$18,459	$18,985	$18,648	$73,665	$77,339
Interest and dividends on securities	835	799	778	825	858	3,237	3,750
Interest on cash and cash equivalents	117	96	86	286	427	585	1,859
Total interest and dividend income	19,146	18,922	19,323	20,096	19,933	77,487	82,948

Interest expense
Interest expense on deposits	3,557	4,104	4,810	5,709	5,948	18,180	24,698
Interest expense on borrowings	1,285	1,210	876	1,101	1,103	4,472	4,489
Total interest expense	4,842	5,314	5,686	6,810	7,051	22,652	29,187

Net interest income	14,304	13,608	13,637	13,286	12,882	54,835	53,761
Provision for loan losses	709	712	2,999	3,185	310	7,605	437
Net interest income after provision for loan losses	13,595	12,896	10,638	10,101	12,572	47,230	53,324

Noninterest income
Bank owned life insurance	241	242	241	243	250	967	1,008
Service charges and fees	210	190	171	217	247	788	1,023
Gains and fees from sales of loans	16	27	—	—	382	43	1,791
Gain (loss) on sale of other real estate owned, net	—	19	—	—	—	19	(102)
Net gain on sale of available for sale securities	—	—	—	—	—	—	76
Other	154	136	165	612	169	1,067	1,448
Total noninterest income	621	614	577	1,072	1,048	2,884	5,244

Noninterest expense
Salaries and employee benefits	5,453	5,295	5,227	5,380	5,162	21,355	19,434
Occupancy and equipment	4,516	2,266	2,235	1,909	1,928	10,926	7,594
Data processing	1,658	529	493	536	499	3,216	2,067
Professional services	591	374	434	711	402	2,110	1,857
Director fees	331	301	287	295	224	1,214	863
FDIC insurance	262	176	283	70	—	791	74
Marketing	118	151	199	162	220	630	971
Other	774	637	564	596	789	2,571	2,766
Total noninterest expense	13,703	9,729	9,722	9,659	9,224	42,813	35,626

Income before income tax expense	513	3,781	1,493	1,514	4,396	7,301	22,942
Income tax expense	177	790	279	151	924	1,397	4,726
Net income	$336	$2,991	$1,214	$1,363	$3,472	$5,904	$18,216

Earnings Per Common Share:
Basic	$0.04	$0.38	$0.16	$0.17	$0.44	$0.75	$2.32
Diluted	$0.04	$0.38	$0.16	$0.17	$0.44	$0.75	$2.31

Weighted Average Common Shares Outstanding:
Basic	7,726,926	7,721,247	7,715,094	7,750,135	7,745,227	7,728,328	7,757,355
Diluted	7,728,206	7,721,459	7,715,295	7,778,762	7,773,780	7,748,453	7,784,631
Dividends per common share	$0.14	$0.14	$0.14	$0.14	$0.13	$0.56	$0.52

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Performance ratios:
Return on average assets(1)	0.06%	0.55%	0.23%	0.29%	0.73%	0.28%	0.97%
Return on average stockholders' equity(1)	0.75%	6.87%	2.82%	3.03%	7.68%	3.35%	10.20%
Return on average tangible common equity(1)	0.76%	6.98%	2.86%	3.07%	7.80%	3.40%	10.37%
Net interest margin	2.66%	2.67%	2.81%	2.98%	2.92%	2.77%	3.03%
Efficiency ratio(2)	91.2%	68.4%	68.2%	67.1%	66.1%	73.9%	60.2%
Net loan charge-offs as a % of average loans	—%	—%	—%	—%	—%	0.01%	0.15%
Dividend payout ratio(3)	350.00%	36.84%	87.50%	82.35%	29.55%	74.67%	22.51%
(1)2020 performance ratios are negatively impacted by incremental COVID-19 pandemic related loan loss reserves and the $3.9 million one-time charge related to office consolidation, contract termination and employee severance costs recognized in the fourth quarter of 2020.
(2)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(3)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.06%	12.36%	12.44%	12.14%	12.53%
Total Capital to Risk-Weighted Assets(1)	12.28%	13.57%	13.63%	13.13%	13.35%
Tier I Capital to Risk-Weighted Assets(1)	11.06%	12.36%	12.44%	12.14%	12.53%
Tier I Capital to Average Assets(1)	8.44%	9.58%	9.93%	10.84%	10.99%
Tangible common equity to tangible assets	7.73%	7.83%	8.21%	8.16%	9.56%
Tangible book value per common share(2)	$22.43	$22.20	$21.70	$21.69	$23.15
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(2)Excludes unvested restricted shares of 163,369, 170,083, 165,708, 154,012, and 110,975 as of December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Allowance for loan losses:
Balance at beginning of period	$20,372	$19,662	$16,686	$13,509	$13,212
Charge-offs:
Commercial business	(75)	—	—	(8)	(13)
Consumer	(11)	(4)	(23)	(2)	(5)
Total charge-offs	(86)	(4)	(23)	(10)	(18)
Recoveries:
Commercial business	14	—	—	1	1
Consumer	—	2	—	1	4
Total recoveries	14	2	—	2	5
Net loan charge-offs	(72)	(2)	(23)	(8)	(13)
Provision for loan losses	709	712	2,999	3,185	310
Balance at end of period	$21,009	$20,372	$19,662	$16,686	$13,509

	As of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Asset quality:
Nonaccrual loans
Residential real estate	$1,492	$1,596	$1,622	$1,532	$1,560
Commercial real estate	21,093	4,812	5,172	5,339	5,222
Commercial business	1,834	3,760	3,783	3,783	3,806
Construction	8,997	—	—	—	—
Total nonaccrual loans	33,416	10,168	10,577	10,654	10,588
Other real estate owned	—	—	180	—	—
Total nonperforming assets	$33,416	$10,168	$10,757	$10,654	$10,588

Nonperforming loans as a % of total loans	2.06%	0.63%	0.66%	0.66%	0.66%
Nonperforming assets as a % of total assets	1.48%	0.46%	0.53%	0.52%	0.56%
Allowance for loan losses as a % of total loans	1.29%	1.25%	1.22%	1.03%	0.84%
Allowance for loan losses as a % of nonperforming loans	62.87%	200.35%	185.89%	156.62%	127.59%

Total nonaccrual loans were $33.4 million as of December 31, 2020, of which $2.6 million are guaranteed by the Small Business Administration (SBA). The Company individually analyzed all existing COVID-19 deferrals and COVID-19 impacted loans for collectability and impairment as of December 31, 2020, resulting in a $25.6 million increase to the nonperforming loan population which are adequately reserved. Nonperforming assets as a percentage of total assets was 1.48% at December 31, 2020, up from 0.56% at December 31, 2019. The allowance for loan losses at December 31, 2020 was $21.0 million, representing 1.29% of total loans. The $7.5 million increase in the allowance for loan losses at December 31, 2020 when compared to December 31, 2019 was primarily due to incremental loan loss reserves for increased credit risk relating to economic disruption and uncertainty caused by the COVID-19 pandemic.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	December 31, 2020	September 30, 2020	December 31, 2019	Current QTD % Change	YTD % Change
Residential Real Estate	$113,557	$120,531	$147,109	(5.8)%	(22.8)%
Commercial Real Estate(1)	1,148,383	1,105,862	1,128,614	3.8	1.8
Construction	87,007	96,508	98,583	(9.8)	(11.7)
Total Real Estate Loans	1,348,947	1,322,901	1,374,306	2.0	(1.8)

Commercial Business	276,601	301,747	230,028	(8.3)	20.2

Consumer	79	78	150	1.3	(47.3)
Total Loans	$1,625,627	$1,624,726	$1,604,484	0.1%	1.3%

(1) Includes owner occupied commercial real estate.

Period End Deposit Composition	December 31, 2020	September 30, 2020	December 31, 2019	Current QTD % Change	YTD % Change
Noninterest bearing demand	$270,235	$234,848	$191,518	15.1%	41.1%
NOW	101,737	90,776	70,020	12.1	45.3
Money Market	669,364	561,101	419,495	19.3	59.6
Savings	158,750	164,590	183,729	(3.5)	(13.6)
Time	627,230	716,213	627,141	(12.4)	—
Total Deposits	$1,827,316	$1,767,528	$1,491,903	3.4%	22.5%

Total deposits were $1.8 billion at December 31, 2020 compared to $1.5 billion at December 31, 2019, an increase of $0.3 billion, or 22.5%. The increase in total deposits was a result of successful commercial core deposit gathering efforts, as well as a temporary increase in deposits to expand on-balance sheet liquidity during the COVID-19 pandemic.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	December 31, 2020	September 30, 2020	December 31, 2019	Dec 20 vs. Sep 20 % Change	Dec 20 vs. Dec 19 % Change
Bank owned life insurance	$241	$242	$250	(0.4)%	(3.6)%
Service charges and fees	210	190	247	10.5	(15.0)
Gains and fees from sales of loans	16	27	382	(40.7)	(95.8)
Gain on sale of other real estate owned, net	—	19	—	(100.0)	N/A
Other	154	136	169	13.2	(8.9)
Total noninterest income	$621	$614	$1,048	1.1%	(40.7)%

	For the Year Ended
Noninterest income	December 31, 2020	December 31, 2019	% Change
Bank owned life insurance	$967	$1,008	(4.1)%
Service charges and fees	788	1,023	(23.0)
Gains and fees from sales of loans	43	1,791	(97.6)
Gain (loss) on sale of other real estate owned, net	19	(102)	(118.6)
Net gain on sale of available for sale securities	—	76	(100.0)
Other	1,067	1,448	(26.3)
Total noninterest income	$2,884	$5,244	(45.0)%
Noninterest income decreased by $0.4 million to $0.6 million for the quarter ended December 31, 2020 compared to the quarter ended December 31, 2019. Noninterest income decreased by $2.4 million to $2.9 million for the year ended December 31, 2020, compared to the year ended December 31, 2019.
The decrease in noninterest income was primarily a result of the absence of gains and fees from SBA loan sales for the quarter and year ended December 31, 2020, when compared to the same periods in 2019. In addition, for the year ended December 31, 2020 the decrease in noninterest income was also driven by certain waived service charges and fees on depository accounts as a courtesy to customers during the COVID-19 pandemic. The decrease in other noninterest income for the year ended December 31, 2020 was primarily a result of a decline in loan related interest rate swap fees in 2020, when compared to the same period in 2019.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	December 31, 2020	September 30, 2020	December 31, 2019	Dec 20 vs. Sep 20 % Change	Dec 20 vs. Dec 19 % Change
Salaries and employee benefits	$5,453	$5,295	$5,162	3.0%	5.6%
Occupancy and equipment	4,516	2,266	1,928	99.3	134.2
Data processing	1,658	529	499	213.4	232.3
Professional services	591	374	402	58.0	47.0
Director fees	331	301	224	10.0	47.8
FDIC insurance	262	176	—	48.9	N/A
Marketing	118	151	220	(21.9)	(46.4)
Other	774	637	789	21.5	(1.9)
Total noninterest expense	$13,703	$9,729	$9,224	40.8%	48.6%

	For the Year Ended
Noninterest expense	December 31, 2020	December 31, 2019	% Change
Salaries and employee benefits	$21,355	$19,434	9.9%
Occupancy and equipment	10,926	7,594	43.9
Data processing	3,216	2,067	55.6
Professional services	2,110	1,857	13.6
Director fees	1,214	863	40.7
FDIC insurance	791	74	968.9
Marketing	630	971	(35.1)
Other	2,571	2,766	(7.0)
Total noninterest expense	$42,813	$35,626	20.2%
Noninterest expense increased by $4.5 million, or 48.6%, to $13.7 million for the quarter ended December 31, 2020 compared to the quarter ended December 31, 2019. Noninterest expense increased by $7.2 million, or 20.2%, to $42.8 million for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in noninterest expense was primarily driven by $3.9 million in one-time charges recognized during the fourth quarter of 2020. These one-time charges impacted salaries and employee benefits, occupancy and equipment expense and data processing expense.
Salaries and employee benefits totaled $5.5 million for the quarter ended December 31, 2020, an increase of $0.3 million when compared to the same period in 2019. Salaries and employee benefits totaled $21.4 million for the year ended December 31, 2020, an increase of $1.9 million when compared to the same period in 2019. The increase in salaries and employee benefits was primarily driven by a $0.8 million expense for the Voluntary Early Retirement Incentive Plan offered to eligible employees and additional severance charges recognized during the fourth quarter of 2020. The increase in salaries and employee benefits was also driven by normal annual salary increases and key hires in support of growth initiatives, partially offset by a reduction in overall headcount.
Occupancy and equipment expense totaled $4.5 million for the quarter ended December 31, 2020, an increase of $2.6 million when compared to the same period in 2019. Occupancy and equipment expense totaled $10.9 million for the year ended December 31, 2020, an increase of $3.3 million when compared to the same period in 2019. The increase in occupancy and equipment expense was primarily due to a $2.0 million one-time expense related to office and branch consolidation recognized during the fourth quarter of 2020. In addition, the increase in occupancy and equipment expense was due to additional cleaning costs associated with precautions taken to prevent the spread of COVID-19.
Data processing expense totaled $1.7 million for the quarter ended December 31, 2020, an increase of $1.2 million when compared to the same period in 2019. Data processing expense totaled $3.2 million for the year ended December 31, 2020, an increase of $1.1 million when compared to the same period in 2019. The increase in data processing expense was primarily driven by a $1.1 million one-time charge related to early termination fees payable to a legacy technology vendor.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Total Equity	$176,602	$174,267	$170,360	$170,214	$182,397
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	76	160	178	196	214
Tangible Common Equity	$173,937	$171,518	$167,593	$167,429	$179,594

Total Assets	$2,253,747	$2,193,022	$2,043,635	$2,053,625	$1,882,182
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	76	160	178	196	214
Tangible Assets	$2,251,082	$2,190,273	$2,040,868	$2,050,840	$1,879,379

Tangible Common Equity to Tangible Assets	7.73%	7.83%	8.21%	8.16%	9.56%

	As of
Computation of Tangible Book Value per Common Share	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Total shareholders' equity	$176,602	$174,267	$170,360	$170,214	$182,397
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$176,602	$174,267	$170,360	$170,214	$182,397
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	76	160	178	196	214
Tangible common shareholders' equity	$173,937	$171,518	$167,593	$167,429	$179,594
Common shares	7,919,278	7,896,503	7,887,503	7,871,419	7,868,803
Less:
Shares of unvested restricted stock	163,369	170,083	165,708	154,012	110,975
Common shares less unvested restricted stock	7,755,909	7,726,420	7,721,795	7,717,407	7,757,828
Book value per share	$22.77	$22.55	$22.06	$22.06	$23.51
Less:
Effects of intangible assets	$0.34	$0.36	$0.36	$0.36	$0.36

Tangible Book Value per Common Share	$22.43	$22.20	$21.70	$21.69	$23.15

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Year Ended
Computation of Efficiency Ratio	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Noninterest expense	$13,703	$9,729	$9,722	$9,659	$9,224	$42,813	$35,626
Less:
Amortization of intangible assets	84	18	18	18	18	138	75
Other real estate owned expenses	—	—	6	—	—	6	37
Adjusted noninterest expense	$13,619	$9,711	$9,698	$9,641	$9,206	$42,669	$35,514
Net interest income	$14,304	$13,608	$13,637	$13,286	$12,882	$54,835	$53,761
Noninterest income	621	614	577	1,072	1,048	2,884	5,244
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—	76
Gain (loss) on sale of other real estate owned, net	—	19	—	—	—	19	(102)
Operating revenue	$14,925	$14,203	$14,214	$14,358	$13,930	$57,700	$59,031

Efficiency ratio	91.2%	68.4%	68.2%	67.1%	66.1%	73.9%	60.2%

	For the Quarter Ended					For the Year Ended
Computation of Return on Average Tangible Common Equity	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Income Attributable to Common Shareholders	$336	$2,991	$1,214	$1,363	$3,472	$5,904	$18,216
Total average shareholders' equity	$178,439	$173,162	$173,289	$181,127	$179,312	$176,489	$178,510
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	153	172	190	208	226	180	254
Average tangible common equity	$175,697	$170,401	$170,510	$178,330	$176,497	$173,720	$175,667

Annualized Return on Average Tangible Common Equity	0.76%	6.98%	2.86%	3.07%	7.80%	3.40%	10.37%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$424,327	$117	0.11%	$90,007	$427	1.88%
Securities(1)	105,422	814	3.09	102,696	804	3.13
Loans:
Commercial real estate	1,096,912	12,753	4.55	1,084,311	12,646	4.56
Residential real estate	115,104	1,009	3.51	153,752	1,475	3.84
Construction(2)	93,909	910	3.79	88,864	1,126	4.96
Commercial business	311,995	3,520	4.41	245,822	3,397	5.41
Consumer	96	2	7.41	210	4	7.09
Total loans	1,618,016	18,194	4.40	1,572,959	18,648	4.64
Federal Home Loan Bank stock	7,859	74	3.75	7,474	108	5.73
Total earning assets	2,155,624	$19,199	3.48%	1,773,136	$19,987	4.41%
Other assets	123,435			102,582
Total assets	$2,279,059			$1,875,718

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$93,126	$42	0.18%	$63,385	$27	0.17%
Money market	644,685	858	0.53	418,682	1,571	1.49
Savings	168,307	164	0.39	181,910	717	1.56
Time	686,827	2,493	1.44	633,166	3,633	2.28
Total interest bearing deposits	1,592,945	3,557	0.89	1,297,143	5,948	1.82
Borrowed Money	200,250	1,285	2.51	175,198	1,103	2.46
Total interest bearing liabilities	1,793,195	$4,842	1.07%	1,472,341	$7,051	1.90%
Noninterest bearing deposits	255,843			187,997
Other liabilities	51,582			36,068
Total liabilities	2,100,620			1,696,406
Shareholders' equity	178,439			179,312
Total liabilities and shareholders' equity	$2,279,059			$1,875,718
Net interest income(3)		$14,357			$12,936
Interest rate spread			2.41%			2.51%
Net interest margin(4)			2.66%			2.92%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $53 thousand and $54 thousand for the quarters ended December 31, 2020 and 2019, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$261,689	$585	0.22%	$85,678	$1,859	2.17%
Securities(1)	98,938	3,103	3.14	112,336	3,526	3.14
Loans:
Commercial real estate	1,095,367	51,218	4.60	1,067,290	50,818	4.70
Residential real estate	129,585	4,645	3.58	165,384	6,367	3.85
Construction(2)	97,230	4,262	4.31	85,591	4,538	5.23
Commercial business	295,662	13,530	4.50	255,779	15,599	6.01
Consumer	121	10	8.00	258	17	6.70
Total loans	1,617,965	73,665	4.48	1,574,302	77,339	4.85
Federal Home Loan Bank stock	7,625	346	4.53	7,502	473	6.31
Total earning assets	1,986,217	$77,699	3.85%	1,779,818	$83,197	4.61%
Other assets	125,261			92,663
Total assets	$2,111,478			$1,872,481

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$80,805	$141	0.17%	$62,254	$128	0.21%
Money market	516,527	4,071	0.79	439,867	7,139	1.62
Savings	169,763	1,368	0.81	177,854	2,968	1.67
Time	712,461	12,600	1.77	637,515	14,463	2.27
Total interest bearing deposits	1,479,556	18,180	1.23	1,317,490	24,698	1.87
Borrowed Money	190,463	4,472	2.31	175,267	4,489	2.53
Total interest bearing liabilities	1,670,019	$22,652	1.36%	1,492,757	$29,187	1.96%
Noninterest bearing deposits	215,073			172,192
Other liabilities	49,897			29,022
Total liabilities	1,934,989			1,693,971
Shareholders' equity	176,489			178,510
Total liabilities and shareholders' equity	$2,111,478			$1,872,481
Net interest income(3)		$55,047			$54,010
Interest rate spread			2.49%			2.65%
Net interest margin(4)			2.77%			3.03%

(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $212 thousand and $249 thousand for the years ended December 31, 2020 and 2019, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.